Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212793

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 11, 2016)

19,500,000 Shares

Common Stock

We are offering 19,500,000 shares of our common stock, $0.001 par value per share, in this offering.

Our common stock is traded on The NASDAQ Global Market under the symbol “SRRA.” On February 8, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $1.43 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-11 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$1.350	$26,325,000
Underwriting discount and commissions (1)	$0.081	$1,579,500
Proceeds to Sierra (before expenses)	$1.269	$24,745,500

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

Delivery of the shares of common stock is expected to be made on or about February 14, 2017. We have granted the underwriters an option for a period of 30 days to purchase up to an additional 2,925,000 shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,816,425 and the total proceeds to us, before expenses, will be $28,457,325.

Sole Book-Running Manager

Jefferies

Co-Managers

Wedbush PacGrow	SunTrust Robinson Humphrey

Prospectus Supplement dated February 9, 2017

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or therein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Sierra,” the “Company” and similar designations refer to Sierra Oncology, Inc. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain trademarks, service marks and trade names of Sierra Oncology, Inc., including our name and logo. Other trademarks, service marks and trade names referred to in this prospectus supplement or the accompanying prospectus or the information incorporated by reference herein and therein are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and section 27A of the Securities Act of 1933, as amended (Securities Act). All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus supplement and the accompanying prospectus. These forward-looking statements may include, but are not limited to, statements regarding our future clinical development activities, expected timing and results of clinical trials, future results of operations and financial position, our business strategy and plans and our objectives for future operations. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan” “expect,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section and elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated herein. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements to conform these statements to actual results or to changes in our expectations, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference herein, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Company Overview

We are a clinical stage drug development company advancing targeted therapeutics for the treatment of patients with cancer. We are an ambitious oncology-focused company, oriented towards achieving the successful registration and commercialization of our product candidates. We have a world-class management team with a proven track record of success in oncology drug development and we are advancing an emerging pipeline of next generation therapies that target the DNA Damage Response (DDR) network.

Our lead product candidate, SRA737, is a highly selective, orally bioavailable small molecule inhibitor of Checkpoint kinase 1 (Chk1). Chk1 is a key cell cycle checkpoint and central regulator of the DDR network, a system of cellular pathways that monitor, detect and repair DNA damage. In cancer cells, replication stress induced by oncogenic drivers (e.g., MYC and RAS) combined with loss of function in tumor suppressors (e.g., TP53 and ATM) results in persistent DNA damage and genomic instability. Targeted inhibition of the remaining components of the DDR network, such as by SRA737, may be synthetically lethal to cancer cells and have utility as a monotherapy in a range of tumor indications.

Chk1 is also believed to facilitate tumor cell resistance to chemotherapy or radiation-induced DNA damage and, as such, the combination of SRA737 with these standards-of-care may provide synergistic anti-tumor activity, consistent with findings in preclinical oncology models. Importantly, the oral bioavailability of SRA737 may afford greater dosing flexibility for both monotherapy and combination therapy settings than is possible with intravenously administered agents.

We are pursuing an innovative development plan for SRA737, which is currently being evaluated in two Phase 1 clinical trials in patients with advanced cancer. The first trial is intended to evaluate SRA737’s potential to induce synthetic lethality as monotherapy, while the second trial is intended to explore SRA737’s potentiating effects in combination with DNA-damaging chemotherapy. We successfully transferred sponsorship of these two trials in January 2017 and subsequently submitted protocol amendments intended to enhance both of these studies. In particular, we plan to focus enrollment on pre-selected patients predicted to most likely derive benefit from SRA737 treatment based on the genetics of their tumors. A preliminary update of the SRA737 clinical trials is anticipated to be available approximately by the end of 2017.

Concurrently, we are conducting preclinical research evaluating SRA737 in combination with other DDR-targeted agents, including poly ADP ribose polymerase (PARP) inhibitors, as well as with immuno-oncology therapeutics, that may guide a potential next wave of clinical development for our asset, possibly further broadening its therapeutic utility.

We are also advancing SRA141, a potent, selective and orally bioavailable small molecule inhibitor of cell division cycle 7 kinase (Cdc7) undergoing preclinical development. Cdc7 is a key regulator of both DNA replication and the DDR network, making it a compelling emerging target for the potential treatment of a broad range of tumor types.

Sierra Oncology retains the global commercialization rights to both SRA737 and SRA141.

Our Strategy

Key elements of our business strategy are to:

∎	Enhance and Expedite the Clinical Development of SRA737. We plan to advance our lead product candidate, SRA737, for the treatment of a broad range of cancers, initially focusing on indications where we believe SRA737 has the best potential for demonstrating anti-tumor activity and where there is a significant unmet medical need. The two Phase 1 clinical trials for SRA737 currently underway in the U.K. are designed to evaluate the safety, tolerability and preliminary efficacy of SRA737 both as monotherapy and in combination with DNA-damaging chemotherapy. We intend to modify these trials to include an evaluation of efficacy in prospectively-selected subjects with genetically defined tumors, with the objective of enriching these studies for patients predicted to be more likely to derive benefit from SRA737. These studies are designed to help assess potential patient selection strategies for further clinical development.

∎	Pursue a Multi-Faceted Development Strategy for SRA737 and SRA141 Across Many Oncology Indications. We intend to expand the commercial market opportunities for SRA737 and SRA141 by exploring their potential as treatments for a wide variety of cancer indications, as monotherapy and in combination with other therapeutic agents, including chemotherapy, DDR-targeted agents and immuno-oncology agents. The DDR network in general, and Chk1 and Cdc7 specifically, have been implicated as biologically-relevant across a wide variety of solid tumors, including bladder, head and neck, lung, ovarian, pancreatic and prostate, which could provide multiple development opportunities for both SRA737 and SRA141.

∎	Maximize the Global Commercial Value of our Product Candidates. As we further develop our product candidates, we plan to build a commercial infrastructure with the capability to directly market our products, once approved, to oncologists in North America and possibly other major geographies that are core to our commercial strategy. We plan to enter into collaborations for the marketing and commercialization of our products in additional geographies at an appropriate time. We also plan to invest in scaling our manufacturing capacity to support our global commercial strategy.

∎	Broaden our Proprietary Pipeline by Acquiring Product Candidates. We plan to opportunistically acquire additional oncology product candidates through in-licensing or other strategic opportunities in order to expand our pipeline and leverage the full potential of our development capabilities. We intend to evaluate and consider acquiring additional oncology product candidates that are currently in clinical testing or could be advanced into human clinical trials within 18 months, with an emphasis on assets that potentially could be complementary to our other product candidates when administered in combination.

Background on DDR and its Role in Cancer

Cancer is a leading cause of death in the developed world and the second leading cause of death in the United States, with 596,000 deaths and 1.7 million new cases estimated to occur in the United States in 2016, according to the American Cancer Society (ACS). The International Agency for Research on Cancer projects that in 2030, 21.7 million people will be diagnosed with cancer and 13 million will die of cancer in that year worldwide.

The most common methods of treating patients with cancer are surgery, radiation and drug therapy. A cancer patient often receives treatment with a combination of these methods. Surgery and radiation therapy are particularly effective for patients in whom the disease is localized. Physicians generally use systemic drug therapies in situations where the cancer has spread beyond the primary site or cannot otherwise be treated through surgery or radiation. The goal of drug therapy is to kill cancer cells or to damage cellular components required for the rapid growth and survival of cancer cells. In many cases, drug therapy entails the administration of several different drugs in combination. Over the past several decades, drug therapy has evolved from non-specific drugs that kill both healthy and cancerous cells, to drugs that target specific molecular pathways to selectively kill only cancer cells. While heightened vigilance, new diagnostic tests, combination regimens and targeted therapies have resulted in improvements in overall survival for some cancer patients, we believe that there is still a necessity for continued innovation in the treatment of cancer.

Our genomic DNA is continuously subject to damage due to external factors, such as chemicals, radiation and viruses, or internal factors, such as replication stress and reactive oxygen species generated during cellular metabolism. Our cells have developed a highly coordinated array of mechanisms to resolve DNA damage and maintain genomic integrity, collectively known as the DDR network. Seminal discoveries related to the DDR network have contributed to the discovery of potential new treatments for cancer.

The genes that underlie the DDR network itself are often mutated in malignant cells, further contributing to genomic instability. Genomic instability, the accumulation of DNA damage and functional genomic alterations, is a key hallmark of cancer. The genomic instability and mutational capacity of tumors provides them with a selective advantage over normal cells by enabling continual proliferation and survival, as well as by engendering adaptive mechanisms for developing resistance to chemotherapy and other standards-of-care. Tumor cells accommodate genomic instability resulting from the genetic mutation of certain DDR and cell cycle genes through an enhanced dependency on the remaining components of the DDR network in order to support their replication and viability.

An emerging therapeutic strategy to treat tumors is to target these remaining vital components of the cell cycle and DDR network, such as Chk1 and Cdc7, either alone or in combination with DNA-damaging chemotherapy or radiation, in order to induce irreparable DNA damage, causing a catastrophic replicative process ultimately resulting in cell death. In contrast, non-transformed cells have redundant cell cycle checkpoints and multiple complementary DNA repair pathways, which should render them less sensitive to these agents. This strategy has been likened to striking at the ’Achilles’ Heel’ of cancer, and therapeutic strategies increasingly are focusing on targeting the DDR network to exploit this intrinsic weakness of tumors.

A number of agents affecting components of the DDR network have either been approved or are currently in late-stage clinical trials, including small molecule PARP inhibitors for the treatment of advanced ovarian cancer harboring mutations in the BRCA genes. We believe data from these programs support the broader potential for therapeutic intervention by targeting the DDR network. PARP inhibitors work in part by inhibiting the PARP enzyme from orchestrating the repair of single strand breaks in DNA. Our DDR program is oriented to expanding beyond the scope of PARP inhibitors by focusing on impeding the repair of DNA double strand breaks, the most deleterious form of DNA damage, as well as by striking at targets that control DNA replication and cell cycle progression.

Chk1—A Central Regulator of the DNA Damage Response Network

Chk1 is a serine-threonine kinase which acts as a central regulator of the DDR network that detects and repairs DNA damage. Chk1 regulates multiple cell-cycle phases, temporarily inhibiting the progression of cell replication and division in order for DNA repair processes to be undertaken. In addition, Chk1 directly activates several important proteins involved in the repair of damaged DNA.

Malignant cells tolerate substantially greater levels of genomic instability than would be acceptable in healthy cells. Despite accumulating considerable DNA damage due to replicative stress or defects in DNA repair machinery, cancer cells survive and replicate via an over-reliance on select components of the DDR network, including Chk1. Consistent with this observation, inhibition of Chk1 has been shown to be synthetically lethal to cancer cells harboring functional genetic alterations in genes such as MYC, RAS, ATM, BRCA1, BRCA2 and TP53. This provides an opportunity to treat cancers with high replication stress and genomic instability with Chk1 inhibitor therapy.

Certain standard chemotherapeutic drugs (such as gemcitabine, cisplatin, docetaxel and topotecan) and radiotherapy also induce DNA damage in order to kill cancer cells. We believe considerable preclinical evidence supports the potential for synergy between these standard therapies and Chk1 inhibitors in combination.

Our Lead Product Candidate—SRA737, a Potent, Highly Selective, Orally Bioavailable Chk1 Inhibitor

Overview

SRA737 is a potent, highly selective, orally bioavailable small molecule inhibitor of Chk1. The agent was developed through collaboration between The Institute of Cancer Research Cancer Therapeutics Unit, Sareum Ltd and Cancer Research Technology Ltd. SRA737 was licensed to us in September 2016 and we transferred sponsorship of the ongoing SRA737 clinical trials to the company in January 2017.

A body of experimental data supports the exploration of SRA737 as a single agent and in combination with DNA damaging agents, particularly in certain subjects with genetically defined tumors exhibiting high levels of genomic instability or harboring certain genetic mutations, particularly those associated with high levels of replication stress (such as MYC, RAS, ATM, BRCA1, BRCA2 and TP53).

SRA737 is being investigated in two Phase 1 clinical trials that were initiated in June 2016 in the U.K. under a clinical trial application (CTA). The current design of these clinical trials is as follows:

∎	A multicenter, open-label, dose-escalation and dose-expansion trial evaluating SRA737 as a monotherapy in subjects with advanced solid tumors. The objectives of the monotherapy trial include assessing the safety profile of SRA737, determining the maximum tolerated dose (MTD) with one or more schedules of administration of SRA737, and to propose a recommended Phase 2 dose and schedule of SRA737.

∎	A multicenter, open-label, dose-escalation study evaluating SRA737 in combination with DNA-targeting chemotherapies (gemcitabine plus cisplatin or gemcitabine alone) in subjects with advanced solid tumors. The objectives of this trial include assessing the safety profile of SRA737 administered in combination with chemotherapies, determining the MTD of SRA737 administered in combination with gemcitabine ± cisplatin, and to propose a recommended Phase 2 dose and schedule of SRA737 in combination with gemcitabine ± cisplatin.

With the formal transfer of clinical trial sponsorship completed in January 2017, we subsequently submitted protocol amendments intended to enhance both of these studies, including to pre-select patients predicted to most likely derive benefit from SRA737 treatment. A preliminary update from the SRA737 clinical trials is anticipated to be available approximately by the end of 2017.

Potential SRA737 Monotherapy Trial Enhancements

We intend to enhance the monotherapy clinical trial currently underway by modifying the clinical trial design. The goal of this amendment is to pre-select patients predicted to most likely derive benefit from SRA737 treatment. Specifically, we intend to amend the clinical trial protocol in order to evaluate the preliminary efficacy of SRA737 in subjects with tumors identified to have genetic aberrations hypothesized to confer sensitivity to Chk1 inhibition. Additionally, we intend to modify the trial to assess SRA737’s clinical activity across a number of cancer indications that harbor these genetic mutations in order to determine potential patient selection strategies for further clinical development.

Following the successful approval and activation of the planned protocol amendment, we intend to employ an algorithm based on genetic selection in order to guide patient selection. The algorithm is intended to define patient enrollment where the subject’s tumor has a confirmed minimum of two different types of genetic abnormalities. These could include tumors with a deleterious mutation in a key tumor suppressor gene, such as TP53, and at least one of the following:

∎	a loss of function or deleterious mutation in the DNA damage response pathway such as ATM, BRCA1, BRCA2, or another gene in the DNA damage response pathway implicated in Chk1 pathway sensitivity;

∎	a genetic indicator of replicative stress, defined as gain of function or amplification of Chk1 or ATR or other related gene; or

∎	a gain of function mutation or amplification of an oncogenic driver such as MYC, RAS, or another gene implicated in Chk1 pathway sensitivity.

Cancers that are predicted to have a high prevalence of genetic aberrations hypothesized to confer sensitivity to Chk1 inhibition are planned to be evaluated in the amended clinical trial within tissue-specific expansion cohorts. These include, for example, cohorts of subjects with:

∎	previously treated metastatic colorectal cancer;

∎	platinum-resistant ovarian cancer;

∎	metastatic castration-resistant prostate cancer;

∎	advanced non-small cell lung cancer; and

∎	head and neck squamous cell carcinoma.

Potential SRA737 Combination Trial Enhancements

The current objectives of the combination trial include establishing the safety profile of SRA737 administered in combination with gemcitabine ± cisplatin, determining the MTD of SRA737 and defining a recommended Phase 2 dose of SRA737 when given in combination with chemotherapy. The current trial is designed to also assess the clinical activity of SRA737 in combination with chemotherapy in expansion cohorts once the MTD is established.

We intend to enhance the combination clinical trial currently underway by modifying the clinical trial design in order to evaluate the preliminary efficacy of SRA737 in genetically selected subjects with tumors that are known to contain certain genetic aberrations hypothesized to confer sensitivity to Chk1 inhibition. We intend to employ a similar genetic selection algorithm to that described in the monotherapy protocol. Specifically, we plan to enroll subjects with bladder cancer and pancreatic cancer into genetically selected dose expansion cohorts, as (i) bladder cancer and pancreatic cancer are predicted to have a high prevalence of genetic aberrations hypothesized to confer sensitivity to Chk1 inhibition and (ii) gemcitabine is often an important component of the standard of care treatment for these indications. The goal of this amendment is to pre-select patients predicted to most likely derive benefit from SRA737 treatment. In addition, bladder cancer and pancreatic cancer are indications in which the possible potentiating effect of SRA737 on gemcitabine’s clinical activity might be informative with respect to further clinical development.

Additional SRA737 Trials and Development Activities

In order to obtain regulatory approval and potentially commercialize SRA737, we will need to complete the clinical trials described above and then conduct Phase 2 and possibly Phase 3 registration-oriented clinical trials in well-defined, tissue-specific, or possibly genetically-specific, patient populations in order to thoroughly and robustly evaluate the safety and efficacy of SRA737.

We anticipate including U.S. clinical trial sites in the subsequent development of SRA737. Before initiating our Phase 2 and possible Phase 3 clinical trials, we intend to submit an Investigational New Drug Application (IND) to the U.S. Food and Drug Administration (FDA).

If the efficacy data obtained in some or all of the subsequent Phase 2 clinical trials are highly compelling, we plan to discuss accelerated registration paths and other regulatory designations with regulatory agencies. In order to obtain marketing approval to commercialize SRA737, a new drug application (NDA) must be submitted to, and approved by, the FDA in the United States, and a marketing authorization application must be submitted to and approved by the European Medicines Agency (EMA). Moreover, when a diagnostic device, such as a device used to identify subsets of patients with a genetic alteration who may derive meaningful benefit from a product, is essential to the safe and effective use of a therapeutic product, the FDA and other regulatory authorities generally require that the companion diagnostic be approved before or concurrent with approval of the therapeutic product and before the therapeutic product can be commercialized. Commensurate with global regulatory submissions, we will need to validate processes at large scale manufacturing facilities in advance of pre-approval inspections, marketing authorizations and product launch.

A number of other agents affecting components of the DDR network have either been approved or are currently in late-stage clinical trials, including small molecule PARP inhibitors for the treatment of advanced BRCA mutated ovarian cancer. We are currently conducting preclinical research evaluating SRA737 in combination with other DDR agents, including PARP inhibitors, that may guide a potential next wave of clinical development for our asset, possibly further broadening its therapeutic utility.

We are also currently conducting preclinical research evaluating SRA737 in combination with immuno-oncology agents in order to assess anticipated synergies between these two drug classes, the results of which will guide potential additional clinical development for SRA737.

The amount and timing of our expenditures on these clinical trials will depend upon numerous factors, including the ongoing status and results. Although it is difficult to predict additional capital requirements, we believe that our existing cash and cash equivalents will be sufficient to allow us to achieve clinical data read-outs from the dose expansion stages of our current trials underway.

We anticipate that we will need additional funding to complete any future Phase 2 or Phase 3 clinical trials.

Subject to approval by regulatory authorities and ethics and scientific review bodies, we anticipate amending the monotherapy and combination therapy Phase 1 trials in the second quarter of 2017. We anticipate providing a public update on these trials approximately by the end of 2017, and to report interim data from these trials at a medical conference in 2018. During 2017, we also anticipate reporting preclinical results guiding potential clinical opportunities for our Chk1 inhibitor with PARP inhibitors or immuno-oncology agents, which could lead to the commencement of potential combination clinical trials in 2018.

Our Second Product Candidate—SRA141, a Highly Selective, Orally Available Cdc7 Inhibitor

Cdc7 is a serine-threonine kinase which acts as an essential regulator of both DNA replication and the DDR network. Over-expression of Cdc7 and its partner proteins is correlated with unfavorable clinical outcomes and poor survival in a broad range of solid tumors and hematological malignancies. In preclinical studies, inhibition of Cdc7 has been shown to cause cancer cell death in a p53-independent manner, and to induce tumor stasis or regression in a variety of in vivo cancer models.

SRA141 is a highly selective, orally available small molecule inhibitor of Cdc7. SRA141 was licensed to us in May 2016 from Carna Biosciences, Inc., Kobe, Japan.

Status of Our Preclinical Development Program for SRA141

We are pursuing a robust program of preclinical studies with SRA141 to evaluate tumor responses and dosing regimens across a variety of indications in order to inform our clinical development plans and possible patient selection strategies. Preclinical data and published literature suggest a variety of solid tumors and hematological malignancies with potential for response to Cdc7 inhibitors. The potential of SRA141 to synergize with other targeted agents and DDR inhibitors (including SRA737) is also being explored in preclinical models. A genetically defined patient selection strategy focusing on drivers of Cdc7 inhibitor sensitivity may help facilitate clinical trial execution. We expect clinical studies for SRA141 will begin by the end of 2017 in the United States after we submit an IND to the FDA.

Recent Financial Information

We have not finalized our consolidated financial statements for the period ended December 31, 2016. Based on our current estimates, as of December 31, 2016, we had approximately $109.0 million in cash and cash equivalents. The actual amounts that we report will be subject to our financial closing procedures and any final adjustments that may be made prior to the time our financial results for the period ended December 31, 2016, are finalized.

Our Corporate Information

We were incorporated in the State of Delaware in May 2003 as Phenome Systems, Inc. and changed our name to ProNAi Therapeutics, Inc. in April 2004. Shortly thereafter, we merged with SenseGene Therapeutics Inc., a Michigan corporation, with ProNAi Therapeutics, Inc. being the surviving corporation. We changed our name to Sierra Oncology, Inc. in January 2017. Our principal executive offices are located at 2150—885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8, and our telephone number is (604) 558-6536. Our website address is www.sierraoncology.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus, and you should not rely on any such information in deciding whether to purchase our securities.

THE OFFERING

Common stock offered by us	19,500,000 shares

Option to purchase additional shares	We have granted the underwriters an option to purchase up to 2,925,000 additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Common stock to be outstanding immediately after the offering	49,850,560 shares (or 52,775,560 shares if the underwriters exercise in full their option to purchase additional shares)

Insider participation	A stockholder affiliated with a member of our board of directors has agreed to purchase approximately 5.9 million shares of common stock from the underwriters at the public offering price. The underwriters will receive the same underwriting discount on the shares purchased by this entity as they will on any other shares sold to the public in this offering.

Use of proceeds	We intend to use the net proceeds from this offering to fund development of our product candidates, SRA737 and SRA141, as well as for general corporate purposes. We may also use a portion of the net proceeds to acquire or license new product candidates or technology that could result in other product candidates. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” for a discussion of factors that you should consider before buying shares of our common stock.

NASDAQ Global Market symbol	SRRA

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 30,350,560 shares outstanding as of September 30, 2016 and excludes:

∎	6,629,163 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2016, with a weighted-average exercise price of $3.43 per share;

∎	308,100 shares of common stock issuable upon the exercise of options granted after September 30, 2016, with a weighted-average exercise price of $1.54 per share;

∎	1,327,398 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan as of September 30, 2016; and

∎	700,000 shares of common stock reserved for future issuance under our 2015 Employee Stock Purchase Plan as of September 30, 2016.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options described above and no exercise of the underwriters’ option to purchase additional shares of common stock.

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering

Our management will have broad discretion as to the use of the proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

Future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

In connection with this offering, we and our directors and executive officers and certain of our existing stockholders have entered into lock-up agreements for a period of 90 days following this offering. We and our directors and executive officers and certain of our stockholders may be released from lock-up prior to the expiration of the lock-up period at the sole discretion of Jefferies LLC. See “Underwriting.” Upon expiration or earlier release of the lock-up, we and our directors and executive officers and stockholders may sell shares into the market, which could adversely affect the market price of shares of our common stock.

Future issuances of common stock could further depress the market for our common stock. In addition, we have a significant number of stock options outstanding. To the extent that outstanding stock options have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience dilution.

Additional Risks Related to our Business

We intend to amend the clinical protocols of the two ongoing Phase 1 clinical trials of SRA737 to include additional objectives that could yield important scientific information critical to our overall development strategy. The protocol amendment process requires review and approval by several review bodies including scientific, regulatory and ethics boards, including the Medicines and Healthcare Products Regulatory Agency (MHRA) of the United Kingdom. These protocol amendments may not be accepted by the MHRA or other review bodies in the form submitted, or at all, which may delay our planned enhancements to the clinical development of SRA737 and/or limit or change the type of information we may gather from those studies.

We recently submitted amendments to the clinical trial protocols for the ongoing SRA737 monotherapy and combination trials in order to include enrollment of patients who we believe may be most likely to benefit from SRA737, based on specific genetic alterations in their tumors, namely, subjects with tumors that have genetic aberrations hypothesized to confer sensitivity to Chk1 inhibition. We plan to use the results of these Phase 1 trials to determine potential patient selection strategies for further clinical development of SRA737. We have not discussed the amendments with the MHRA, and we cannot be sure that the MHRA or other review bodies will agree with the design of these or other future protocol amendments. If the MHRA, an ethics committee or scientific review board, or another regulatory authority does not accept these amendments or requires us to further modify our protocols, our planned clinical development program may be delayed or suspended and/or we may not be able to gather information we think would be useful to advance development of SRA737. Similarly, if the MHRA or another scientific, ethics, or regulatory authority that reviews these or other protocols that we may submit in the future for SRA737, SRA141, or other product candidates we may develop, do not accept our protocols and amendments in the form submitted or at all, our development programs may be adversely affected.

Our preclinical and clinical development is focused on the development of targeted therapeutics for genetically-defined cancers, which is a rapidly evolving area of science, and the approach we are taking to develop drugs may not lead to marketable products.

The discovery and development of targeted therapeutics for genetically-defined cancers, including patients whose tumors harbor the applicable genetic alterations that we believe contribute to cancer, is an emerging field, and the scientific discoveries that form the basis for our efforts to develop product candidates are relatively new. The scientific evidence to support the feasibility of developing product candidates based on these discoveries is both preliminary and limited. We are considering approaches such as a basket study in which registration is focused on a compilation of tumor indications sharing a similar genetic signature. To date, neither the U.S. Food and Drug Administration (FDA) nor the European Medicines Agency (EMA) has granted marketing approval for a cancer therapy on the basis of a basket study. We cannot be sure that regulatory authorities, including the FDA and the EMA, will accept our trial designs or that we will be able to obtain approval for our product candidates.

We are currently developing our product candidates for certain genetically-defined subpopulations of the general treated cancer population, and we plan to enroll patients into our studies based on genetic alterations in their tumors. In order to obtain marketing approval for SRA737 in the treatment of genetically-defined tumors and cancers, we will need to, among other things, demonstrate to the satisfaction of regulatory authorities that those genetic alterations have predictive clinical utility. We have not yet applied our genetic selection criteria to patients in clinical trials, and our approach may evolve based on our evolving knowledge of the field and on data obtained in our ongoing clinical trials. The goal of our genetic screening is to enroll patients who have the highest probability of responding to the product candidate in order to show compelling evidence of clinical efficacy. Successful identification of patients is dependent on several factors, including achieving certainty as to how specific genetic alterations respond to our product candidates and developing companion diagnostics to identify such genetic alterations as appropriate. For example, although we believe, based on scientific and medical literature, that we have identified certain types and combinations of genetic alterations hypothesized to confer sensitivity to Chk1 inhibition that may be predictive of response to SRA737, we have only recently begun to assess SRA737 in humans and have not discussed the validity of our genetic selection criteria with regulatory authorities, including MHRA or FDA.

Our genetic selection strategy selects for pathways of genetic expression, and not necessarily specific single genetic alterations, which is novel and not yet validated as predictive of clinical utility.

In order to obtain marketing approval for SRA737 in patients with genetic alterations hypothesized to confer sensitivity to Chk1 inhibition, among other things, we will need to demonstrate to the satisfaction of regulatory authorities that those genetic alterations have predictive clinical utility. It may be difficult for us to demonstrate the predictive clinical utility of our panel of genetic selection criteria. Although regulatory authorities, including FDA, have approved therapies for use in conjunction with companion diagnostic tests that aid in selecting patients for treatment based on genetic markers, neither the FDA nor the EMA has granted marketing approval for a therapy approved with the use of a diagnostic test consisting of a broad based panel of genetic tests that identify a category or categories of genetic markers, or pathways of genetic expression that include multiple genes. The scientific evidence to support the feasibility of developing product candidates based on these discoveries is both preliminary and limited. We have not discussed the validity of our genetic selection criteria with regulatory authorities, and we cannot be sure that regulatory authorities, including the FDA and EMA, will accept our genetic selection criteria.

Furthermore, we cannot be certain that the patient populations in our trials will be large enough to allow us to successfully determine efficacy of our product candidates, commercialize our product candidates, and achieve profitability. If we are unable to enroll sufficient numbers of patients whose tumors harbor the applicable genetic alterations, or if our product fails to work as we expect, or if we are unable to demonstrate the predictive clinical utility of our genetic selection criteria, our ability to assess and demonstrate the therapeutic effect of our product candidate(s) could be compromised, resulting in longer development times, larger trials, and a greater likelihood of not obtaining regulatory approval for our product candidates. In addition, regulatory authorities may require that we study our product candidates in clinical trials specific for a given tumor (i.e., tissue) type and this may result in increased time and cost. Even if our product candidates demonstrate efficacy in a particular tumor type, we cannot guarantee that any product candidate will behave similarly in all tumor types, and we may be required to obtain separate regulatory approvals for each tumor type we intend a product candidate to treat. We do not know if our approach will be successful, and if our approach is unsuccessful, our business will suffer.

Failure to successfully validate, develop and obtain regulatory approval for companion diagnostics for our product candidates could harm our drug development strategy and operational results.

In our clinical trials of SRA737 and SRA141, we intend to screen and identify patients with specific genetic alterations who may derive meaningful benefit from our development product candidates. To achieve this, our product development programs and marketing approvals will be dependent on the development and commercialization of a companion diagnostic by us or by third party collaborators.

Companion diagnostics are developed in conjunction with clinical programs for the associated product and are subject to regulation as medical devices by the FDA and comparable regulatory authorities, and, to date, the FDA has required premarket approval of all companion diagnostics for cancer therapies. Generally, when a companion diagnostic is essential to the safe and effective use of a therapeutic product, the FDA requires that the companion diagnostic be approved before or concurrent with approval of the therapeutic product and before a product can be commercialized. The approval of a companion diagnostic as part of the product labeling limits the use of the product candidate to only those patients who express the specific genetic alteration it was developed to detect.

If FDA requires approval of a companion diagnostic for any of our product candidates, whether before or after the product candidate obtains marketing approval, we, and/or third-party collaborators, may encounter difficulties in developing and obtaining approval for these companion diagnostics. Any delay or failure by us or third-party collaborators to develop or obtain regulatory approval of a companion diagnostic could delay or prevent approval or continued marketing of our related product candidates.

We may also experience delays in developing a sustainable, reproducible and scalable manufacturing process for the companion diagnostic or transferring that process to commercial partners or negotiating insurance reimbursement plans, all of which may prevent us from completing our clinical trials or commercializing our products on a timely or profitable basis, if at all.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of 19,500,000 shares of our common stock in this offering will be approximately $24.3 million ($28.1 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds to fund development of our product candidates, SRA737 and SRA141, as well as for general corporate purposes. We may also use a portion of the net proceeds to acquire or license new product candidates or technology that could result in other product candidates. As of the date of this prospectus supplement, we cannot specify with certainty any or all of the particular uses for the net proceeds to us from this offering. We also cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. Pending application of the proceeds of sale of the securities, we intend to invest the net proceeds of the sale in short-term, investment-grade, interest-bearing instruments.

PRICE RANGE OF COMMON STOCK

Our common stock has been listed on The NASDAQ Global Market since July 16, 2015. Our stock trades under the symbol “SRRA”. The following table sets forth, for the period indicated, the reported high and low closing prices per share of our common stock as reported by The NASDAQ Global Market:

	HIGH	LOW
Fiscal Year ended December 31, 2015
Third Fiscal Quarter (from July 16, 2015)	$33.75	$19.04
Fourth Fiscal Quarter	$20.85	$13.18

Fiscal Year ended December 31, 2016
First Fiscal Quarter	$14.71	$5.70
Second Fiscal Quarter	$7.22	$1.85
Third Fiscal Quarter	$2.25	$1.77
Fourth Fiscal Quarter	$1.93	$1.32

Fiscal Year ended December 31, 2017
First Fiscal Quarter (through February 8, 2017)	$1.63	$1.36

The last reported sales price of our common stock on February 8, 2017 was $1.43 per share. On February 8, 2017, there were 102 holders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid cash or stock dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock for the foreseeable future. Any future determination to declare dividends on common stock will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated February 9, 2017, between us and Jefferies LLC, as the representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

UNDERWRITER	NUMBER OF SHARES
Jefferies LLC	15,600,000
Wedbush Securities Inc.	1,950,000
SunTrust Robinson Humphrey, Inc.	1,950,000

Total	19,500,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.0486 per share of common stock. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$1.350	$1.350	$26,325,000	$30,273,750
Underwriting discounts and commissions paid by us	$0.081	$0.081	$1,579,500	$1,816,425
Proceeds to us, before expenses	$1.269	$1.269	$24,745,500	$28,457,325

We estimate expenses in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $0.4 million. We have also agreed to reimburse the underwriters for up to $30,000 for their Financial Industry Regulatory Authority, Inc. (FINRA) counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “SRRA.”

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 2,925,000 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We, our executive officers, directors and a stockholder affiliated with a director have agreed, subject to specified exceptions, not to directly or indirectly:

∎	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act,

∎	otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially,

∎	enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of shares of our common stock, or of options or warrants to shares of our common stock, or securities or rights exchangeable or exercisable for or convertible into shares of our common stock,

∎	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of our common stock, or of options or warrants to shares of our common stock, or securities or rights exchangeable or exercisable for or convertible into shares of our common stock, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

∎	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Australia

∎	Neither this prospectus supplement nor the accompanying prospectus is a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, or has been lodged with the Australian Securities & Investments Commission, and each is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia, you confirm and warrant that you are either:

∎	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

∎	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the company under Section 708(12) of the Corporations Act; or

∎	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

∎	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

∎	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

∎	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Neither this prospectus supplement nor the accompanying prospectus have been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

In the State of Israel this prospectus supplement and the accompanying prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. Our company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

France

Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the shares described in this prospectus supplement or the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

∎	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

∎	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

∎	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

∎	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

∎	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (FIEL), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been and neither will be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person, which is:

∎	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

∎	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

∎	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

∎	where no consideration is or will be given for the transfer;

∎	where the transfer is by operation of law;

∎	as specified in Section 276(7) of the SFA; or

∎	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX), or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment

Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons of a type specified in those rules to whom Exempt Offers can be made. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Fenwick & West LLP, Seattle, Washington. Certain legal matters relating to the offering will be passed upon for the underwriters by Cooley LLP, San Diego, California.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 885 West Georgia Street Suite 2150, Vancouver, BC, V6C 3E8, Canada, during normal business hours.

Information about us is also available at our website at http://www.sierraoncology.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

∎	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 3, 2016;

∎	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on May 10, 2016, August 12, 2016 and November 10, 2016, respectively;

∎	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2016;

∎	our Current Report on Form 8-K filed with the SEC on January 13, 2016, January 29, 2016, March 9, 2016, May 2, 2016, May 27, 2016, June 6, 2016, June 21, 2016, September 27, 2016 and January 11, 2017; and

∎	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 8, 2015 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompany prospectus incorporates). Written or oral requests for copies should be directed Sierra Oncology, Inc., Attn: Investor Relations, 885 West Georgia Street Suite 2150, Vancouver, BC, V6C 3E8, Canada, telephone number (604) 558-6536. See the section of this prospectus entitled “Where You Can Find Additional Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

PROSPECTUS

$150,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we or selling security holders may offer our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $150,000,000.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is listed on The NASDAQ Global Market under the symbol “DNAI.” The last reported sale price of our common stock on The NASDAQ Global Market on July 29, 2016 was $1.97 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The NASDAQ Global Market or any securities market or exchange of the securities covered by the applicable prospectus supplement and any related free writing prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents incorporated by reference into this prospectus.

The securities may be sold by us or selling security holders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the discussion under the heading “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2016.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate dollar amount of $150,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the applicable prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus or any applicable prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless the context indicates otherwise, as used in this prospectus, the terms “Company,” “ProNAi,” “Registrant,” “we,” “us,” and “our” refer to ProNAi Therapeutics, Inc., a Delaware corporation, and its subsidiaries taken as a whole, unless otherwise noted.

“ProNAi” is our registered trademark. The “ProNAi” logo and all product names are our common law trademarks. This prospectus and the information incorporated herein by reference may include additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2015, and our other filings with the Securities and Exchange Commission listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” This summary does not contain all of the information you should consider in making your investment decision. Before deciding to invest in our securities, you should read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, and the information incorporated by reference herein in their entirety. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Company

ProNAi Therapeutics, Inc. is a drug development company focused on advancing targeted therapeutics for the treatment of patients with cancer. We are managed by a world-class team with a proven track record of success in oncology drug development. We intend to build and advance a broad and diverse pipeline of promising oncology assets against emerging targets on the leading edge of cancer biology.

Our portfolio includes PNT141, a potent, selective and orally bioavailable small molecule inhibitor of the Cdc7 kinase that we recently licensed from Carna Biosciences, Inc. This kinase is a key regulator of both DNA replication and DNA damage response, making it a compelling emerging target for the potential treatment of a broad range of tumor types.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $150,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by our board of directors will determine the rights, preferences and privileges of the series of shares of preferred stock being offered. The rights, preferences and privileges of each series of preferred stock will be more fully described in the applicable prospectus supplement.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the all debt securities together as the “debt securities.” Our board of directors or a committee designated by our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants to purchase our common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities. Our board of directors or a committee designated by our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors or a committee designated by our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not necessarily be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends

The financial information provided in the table below should be read in conjunction with our financial statements and the related notes incorporated by reference into this prospectus. The following table shows our ratio of earnings to fixed charges and the ratio of our earnings to combined fixed charges and preferred stock dividends for the periods indicated. Our net losses were inadequate to cover the fixed charges and combined fixed charges and preferred stock dividends for each of the periods presented. Because of these deficiencies, the ratio information is not applicable for the periods presented. For purposes of calculating these deficiencies, earnings consist of loss from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense and the portion of rent expense which we believe is representative of the interest component of rental expense. This table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is a part.

	YEAR ENDED DECEMBER 31,			THREE MONTHS ENDED MARCH 31,
	2013	2014	2015	2016
(in thousands)
Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A
Ratio of earnings to combined fixed charges and preferred stock dividends	N/A	N/A	N/A	N/A
Deficiency of earnings to fixed charges	$(6,832)	$(23,871)	$(53,205)	$(10,530)
Deficiency of earnings to fixed charges and preferred stock dividends (1)	$(6,832)	$(23,871)	$(79,114)	N/A

(1)	Represents deficiency of earnings to fixed charges and preferred stock dividends during the periods in which our redeemable convertible preferred stock with dividend rights was outstanding. In connection with our initial public offering in July 2015, we paid $5.5 million to the holders of our Series B and B-1 redeemable convertible preferred stock in settlement of the cumulative dividends and issued 750,946 shares of common stock with an aggregate fair value of $20.4 million to the holders of our Series C and D redeemable convertible preferred stock in settlement of the cumulative dividends. All shares of redeemable convertible preferred stock were converted to common stock upon the closing of our initial public offering and are no longer outstanding. As of March 31, 2016, we had no shares of preferred stock outstanding, and we are not required to pay dividends on any shares of our outstanding capital stock.

Corporate Information

We were incorporated in the State of Delaware in May 2003 as Phenome Systems, Inc. and changed our name to ProNAi Therapeutics, Inc. in April 2004. Shortly thereafter, we merged with SenseGene Therapeutics Inc., a Michigan corporation, with ProNAi Therapeutics, Inc. being the surviving corporation. Our principal executive offices are located at 2150 – 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8, and our telephone number is (604) 558-6536. Our website address is www.pronai.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus, and you should not rely on any such information in deciding whether to purchase our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any free writing prospectus, together with all of the other information contained or incorporated by reference in the applicable prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or SEC, in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements contained in this prospectus and the documents incorporated by reference herein other than statements of historical fact, including statements regarding our future consolidated results of operations and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potentially,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our consolidated financial condition, consolidated results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as those discussed in this prospectus, the documents incorporated by reference in this prospectus, the applicable prospectus supplement and any free writing prospectus. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events, circumstances and trends discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances discussed in this prospectus and the documents incorporated by reference herein will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus, or in the case of documents referred to or incorporated by reference, the date of those documents, or to conform such statements to actual results or revised expectations. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus, the documents incorporated by reference herein, the applicable prospectus supplement and any free writing prospectus, and the documents that we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We will have broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus and investors will be relying on the judgment of our management regarding the application of the proceeds. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus to fund research and development of our current and future product candidates, working capital, capital expenditures and other general corporate purposes. Additionally, we may use a portion of the net proceeds to us from the sale of our securities under this prospectus to expand our business by in-licensing or acquiring, as the case may be, commercial products, product candidates, technologies, compounds, other assets or complementary businesses. We will set forth in the applicable prospectus supplement our intended uses for the net proceeds received from the sale of any securities. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, commercial paper, repurchase agreements, corporate debt and guaranteed obligations of the U.S. government.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions at:

∎	a fixed price or prices, which may be changed from time to time;

∎	market prices prevailing at the time of sale;

∎	prices related to such prevailing market prices; or

∎	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in any prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the applicable prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The NASDAQ Global Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in “at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The applicable prospectus supplement will disclose:

∎	the terms of the offer;

∎	the name or names of any underwriters, including any managing underwriters, as well as any dealers or agents, and the amounts of securities underwritten or purchased by each of them;

∎	the purchase price of the securities from us;

∎	the net proceeds to us from the sale of the securities;

∎	any delayed delivery arrangements;

∎	the nature of the underwriters’ obligations to take the securities;

∎	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

∎	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

∎	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

∎	any securities exchanges or markets on which such securities may be listed;

∎	any public offering price; and

∎	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.001 par value per share. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation and restated bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

As of March 31, 2016, there were 30,174,778 shares of our common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. For more information about our dividend policy, see “Dividend Policy” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. Accordingly, holders of a majority of the shares of our common stock are able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

We will incorporate by reference into the registration statement of which this prospectus is a part of, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description of the preferred stock in the certificate of designation, any applicable prospectus supplement and any related free writing prospectus will describe, among other things, the following terms of the preferred stock:

∎	the number of shares in any series;

∎	the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

∎	the dividend rate and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

∎	the voting rights of that series of preferred stock, if any;

∎	the conversion provisions applicable to that series of preferred stock, if any;

∎	the redemption or sinking fund provisions applicable to that series of preferred stock, if any;

∎	the liquidation preference per share of that series of preferred stock, if any;

∎	the rank of that series of preferred stock relative to other series of preferred stock; and

∎	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

The description of preferred stock set forth above and in any description of the terms of a particular series of preferred stock in the related prospectus supplement and any related free writing prospectus will not be complete. You should refer to the applicable certificate of designation for such series of preferred stock for complete information with respect to such preferred stock. The prospectus supplement will also contain a description of material U.S. federal income tax considerations relating to that series of preferred stock.

Registration Rights

Certain of our common stock holders are entitled to certain registration rights with respect to the sale of such shares under the Securities Act. We refer to these shares as registrable securities. These rights are provided under the terms of an amended and restated investors’ rights agreement between us and the holders of these shares, which was entered into in connection with our preferred stock financings, and include demand registration rights, short-form registration rights and piggyback registration rights. In any registration made pursuant to such amended and restated investors’ rights agreement, all fees, costs and expenses of underwritten registrations, including fees and disbursements of one special counsel to the selling stockholders not to exceed $30,000, will be borne by us and all selling expenses, including estimated underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

The registration rights terminate on July 21, 2020 or, with respect to any particular stockholder, at such time as such stockholder can sell all of its shares in a single transaction pursuant to Rule 144 promulgated under the Securities Act.

Demand Registration Rights

Under the terms of the amended and restated investor rights agreement, if we receive a written request from the holders of at least 25% of the registrable securities then outstanding that we file a registration statement under the Securities Act with an anticipated aggregate price to the public of at least $5.0 million, we will be obligated to notify all holders of registrable securities of the written request and use commercially reasonable efforts to effect the registration of all registrable securities that holders request to be registered. We are required to effect no more than two registration statements that are declared or ordered effective, subject to certain exceptions. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if in the good-faith judgment of our board of directors such registration would be detrimental to us.

Piggyback Registration Rights

If we register any of our securities for public sale in an offering pursuant to this prospectus, we are required to afford each holder of registrable securities an opportunity to include all or part of the holder’s registrable securities in such registration. Each holder desiring to include all or any part of the registrable securities held by it in any such registration statement is required to notify us within 10 business days of being notified by us in writing of the registration. This right does not apply to registration statements relating to demand registrations, for Form S-3 registrations, employee benefit plans, a corporate reorganization or other transaction under Rule 145 of the

Securities Act, or stock issued upon conversion of debt securities. The underwriter of any underwritten offering will have the right to limit, due to marketing factors, the number of shares registered by these holders to 30% of the total shares covered by the registration statement. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by these holders without the consent of the holders of at least two-thirds (66 2/3%) of the registrable securities proposed to be sold in the offering.

Form S-3 Registration Rights

The holders of registrable securities can request that we register all or a portion of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and the aggregate price to the public of the shares offered is at least $5.0 million. The holders of registrable securities may require us to effect at most two registration statements on Form S-3 in any 12-month period. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if in the good-faith judgment of our board of directors such registration would be detrimental to us or if we notify holders within 30 days of making the Form S-3 registration request that we intend to make a public offering within 90 days.

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

∎	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

∎	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

∎	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Restated Certificate of Incorporation and Restated Bylaws Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

∎	Board of Directors Vacancies. Our restated certificate of incorporation and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

∎	Classified Board. Our restated certificate of incorporation and restated bylaws provide that our board of directors is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

∎	Stockholder Action; Special Meetings of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Further, our restated bylaws and restated certificate of incorporation provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

∎	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

∎	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and restated bylaws do not provide for cumulative voting.

∎	Directors Removed Only for Cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock .

∎	Amendment of Charter Provisions. Any amendment of the above provisions in our restated certificate of incorporation requires approval by holders of at least two-thirds of our outstanding common stock.

∎	Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

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Choice of Forum. Our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the

DGCL, restated certificate of incorporation or our restated bylaws; any action to interpret, apply, enforce or determine the validity of our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Exchange Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “DNAI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement, of which this prospectus is a part. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $150,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $150,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The applicable prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

∎	the title of the series;

∎	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

∎	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

∎	any limit on the aggregate principal amount;

∎	the date or dates on which principal is payable or the method for determining that date or dates;

∎	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

∎	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

∎	the place or places where principal and, if applicable, premium and interest, is payable;

∎	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

∎	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

∎	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

∎	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

∎	the currency of denomination;

∎	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

∎	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

∎	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

∎	the provisions, if any, relating to any collateral provided for such debt securities;

∎	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

∎	any events of default, if not otherwise described below under “Events of Default”;

∎	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

∎	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

∎	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness;

∎	the applicable CUSIP number; and

∎	any other terms specific to the debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to our senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock or preferred stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

∎	the conversion or exchange price;

∎	the conversion or exchange period;

∎	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

∎	events requiring adjustment to the conversion or exchange price;

∎	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

∎	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The applicable prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

∎	we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

∎	immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

∎	we fail to pay any principal or premium, if any, when it becomes due;

∎	we fail to pay any interest within 30 days after it becomes due; however, if we extend an interest payment under the terms of the debt securities, the extension will not be a failure to pay interest;

∎	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

∎	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and

∎	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue debt securities.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

∎	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

∎	all lawful interest on overdue interest and overdue principal has been paid; and

∎	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

∎	the holder gives to the trustee written notice of a continuing event of default;

∎	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

∎	the trustee fails to institute a proceeding within 60 days after such request; and

∎	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

∎	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

∎	to provide for certificated debt securities in addition to uncertificated debt securities;

∎	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

∎	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

∎	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

∎	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

∎	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

∎	reduce the rate of or change the time for payment of interest on any debt securities;

∎	reduce the principal of or change the stated maturity of any debt securities, or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

∎	make any debt security payable in money other than that stated in the debt security;

∎	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

∎	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

∎	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities;

∎	make changes to the restrictions on a holder’s right to institute proceedings, except to increase the amount of debt securities whose holders must consent to any such matter; and

∎	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

∎	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1. to register the transfer or exchange of such debt securities;

2. to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3. to compensate and indemnify the trustee;

4. to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

∎	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

∎	money;

∎	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

∎	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

∎	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

∎	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

∎	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

∎	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the applicable prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock, debt securities or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the applicable prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The applicable prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

∎	the title of the debt warrants;

∎	the offering price for the debt warrants, if any;

∎	the aggregate number of the debt warrants;

∎	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

∎	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

∎	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

∎	the dates on which the right to exercise the debt warrants will commence and expire;

∎	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

∎	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

∎	information with respect to book-entry procedures, if any;

∎	the currency or currency units in which the offering price, if any, and the exercise price are payable;

∎	if applicable, a discussion of material U.S. federal income tax considerations;

∎	the antidilution provisions of the debt warrants, if any;

∎	the redemption or call provisions, if any, applicable to the debt warrants;

∎	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

∎	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

∎	the title of the warrants;

∎	the offering price for the warrants, if any;

∎	the aggregate number of warrants;

∎	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

∎	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

∎	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

∎	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

∎	the dates on which the right to exercise the warrants shall commence and expire;

∎	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

∎	the currency or currency units in which the offering price, if any, and the exercise price are payable;

∎	if applicable, a discussion of material U.S. federal income tax considerations;

∎	the antidilution provisions of the warrants, if any;

∎	the redemption or call provisions, if any, applicable to the warrants;

∎	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

∎	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

∎	to vote, consent or receive dividends;

∎	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

∎	exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

∎	the price, if any, for the subscription rights;

∎	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

∎	the number of subscription rights to be issued to each stockholder;

∎	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

∎	the extent to which the subscription rights are transferable;

∎	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

∎	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

∎	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

∎	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not necessarily be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

CANADIAN SECURITIES EXEMPTION

Pursuant to an exemption order of the British Columbia Securities Commission (BCSC) dated June 9, 2016, the BCSC has ordered that the distribution of stock by us under U.S. public offerings from time to time is exempt from the prospectus requirement of British Columbia securities laws, provided that:

(i)	the distribution is not made to any resident of British Columbia, except under exemptions from the prospectus requirement available under the Securities Act (British Columbia);

(ii)	the distribution complies with U.S. securities laws and the requirements of The NASDAQ Stock Exchange;

(iii)	at the distribution date:

(a)	the majority of our executive officers and the majority of our directors are not residents of Canada;

(b)	our principal research facilities are not located in Canada; and

(c)	our securities are listed on The NASDAQ Stock Exchange and we are subject to the reporting obligations of the Securities and Exchange Commission;

(iv)	at the distribution date, after giving effect to the distribution and any other distribution of securities of the same class or series that were issued at the same time as or as part of the same distribution, residents of Canada

(a)	do not own, directly or indirectly, more than 10% of the outstanding securities of the class or series; and

(b)	do not represent in number more than 10% of the total number of owners directly or indirectly of securities of the class or series; and

(v)	in the 12 months preceding the distribution date, we have not taken any actions for the purpose of, or that could reasonably be expected to have the effect of, preparing the market or creating a demand for our shares in Canada.

If the exemption order cannot be relied upon to issue stock in U.S. public offerings, we would be required to file a prospectus with the British Columbia Securities Commission to distribute the stock in U.S. public offerings.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Fenwick & West LLP, Seattle, Washington. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, DC, 100 F Street N.E., Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. You may also inspect the documents described herein at our principal executive offices, 2150-885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8, during normal business hours.

Information about us is also available at our website at www.pronai.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37490) or may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

∎	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016;

∎	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 10, 2016;

∎	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2016;

∎	our Current Reports on Form 8-K, filed with the SEC on January 13, 2016, January 29, 2016, March 9, 2016, May 2, 2016, May 27, 2016, June 6, 2016 and June 21, 2016;

∎	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 8, 2015 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

∎	filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to ProNAi Therapeutics, Inc., 2150-885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8. Copies of the above reports may also be accessed from our website at pronai.investorroom.com. We do not incorporate the information from our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). See the section of this prospectus entitled “Where You Can Find Additional Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus, will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

19,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Jefferies

Co-Managers

Wedbush PacGrow

SunTrust Robinson Humphrey

February 9, 2017